SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Sun Hydraulics Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2005

Dear Shareholder:

     You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Sun Hydraulics Corporation. The Meeting will be held Saturday, June 11, 2005, at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s manufacturing facility located at 701 Tallevast Road, Sarasota, Florida 34243. A tour of the plant and refreshments will follow the Meeting.

     The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors. We also will report on the progress of the Company and comment on matters of current interest.

     It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

     If your shares are held in street name by a bank, brokerage or other nominee, that person will supply you with a proxy to be returned to it. It is important that you return the form to the nominee as quickly as possible so that the nominee may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your nominee authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

     The Board of Directors and employees look forward to greeting you personally at the Meeting.

Sincerely,

CLYDE G. NIXON
Chairman of the Board

SUN HYDRAULICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Saturday, June 11, 2005

     Notice hereby is given that the Annual Meeting of Shareholders of Sun Hydraulics Corporation, a Florida corporation, will be held on Saturday, June 11, 2005, at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s manufacturing facility, located at 701 Tallevast Road, Sarasota, Florida 34243, for the following purposes:

     1. To elect three Directors to serve until the Annual Meeting in 2008, and until their successors are elected and qualified or until their earlier resignation, removal from office or death; and

     2. To transact such other business as properly may come before the Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2004 Annual Report of the Company is enclosed. Shareholders of record at the close of business on April 15, 2005, are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire. If your shares are held in street name by a brokerage, your broker will supply you with a proxy to be returned to the brokerage. It is important that you return the form to the brokerage as quickly as possible so that the brokerage may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

By order of the Board of Directors,

GREGORY C. YADLEY
Secretary

Sarasota, Florida
April 29, 2005

SUN HYDRAULICS CORPORATION
1500 West University Parkway
Sarasota, Florida 34243

PROXY STATEMENT
ELECTION OF DIRECTORS
GOVERNANCE OF THE COMPANY
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE
OTHER BUSINESS
SHAREHOLDER PROPOSALS FOR THE 2006 PROXY STATEMENT AND PRESENTATION AT THE 2006 ANNUAL MEETING

PROXY STATEMENT

     This Proxy Statement is furnished by the Board of Directors of Sun Hydraulics Corporation (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2005 Annual Meeting of Shareholders, which will be held on Saturday, June 11, 2005, at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s manufacturing facility, located at 701 Tallevast Road, Sarasota, Florida 34243 (the “Meeting”).

     Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy first has been mailed to shareholders is April 29, 2005.

     The close of business on April 15, 2005, has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of April 15, 2005, 7,241,522 shares of the Company’s Common Stock, par value $.001 per share, were issued and outstanding. Each shareholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on April 15, 2005, on all matters that come before the Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Abstentions and broker non-votes are not counted in determining whether a proposal has been approved.

ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine members. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of shareholders in the year in which their terms expire, and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death.

     The term of office of three of the Company’s current nine Directors, Christine L. Koski, Hirokatsu Sakamoto and David N. Wormley, will expire at the Meeting. The Nominating Committee of the Board of Directors has selected each of such Directors as nominees to stand for reelection to the Board at the Meeting.

     Shareholders may vote for up to three nominees for the class of Directors who will serve until the Company’s annual meeting in 2008. If a quorum is present at the meeting, Directors will be elected by a plurality of the votes cast. Shareholders may not vote cumulatively in the election of Directors. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Robert E. Koski and Clyde G. Nixon, will vote for such other person or persons for the office of Director as the Nominating Committee of the Board of Directors may recommend.

     The Board of Directors unanimously recommends that you vote “FOR” the reelection of Ms. Koski and Messrs. Sakamoto and Wormley to serve until the Company’s annual meeting in 2008. Executed proxies in the accompanying form will be voted at the Meeting in favor of the election as directors of the nominees named above, unless authority to do so is withheld.

GOVERNANCE OF THE COMPANY

Directors and Executive Officers

     The following table sets forth the names and ages of the Company’s Directors, nominees for Director, and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Clyde G. Nixon	69	Chairman of the Board of Directors (term expiring in 2007)
Allen J. Carlson	54	President, Chief Executive Officer and Director (term expiring in 2006)
Jeffrey Cooper	64	Engineering Manager
Richard J. Dobbyn	61	Chief Financial Officer
Peter G. Robson	60	General Manager, Sun Hydraulics Limited
Marc Bertoneche	58	Director (term expiring in 2007) and a member of the Audit Committee
John S. Kahler	65	Director (term expiring in 2006), and a member of the Audit, Compensation and Nominating Committees
Christine L. Koski	47	Director (term expiring in 2005), Nominee for Director (term expiring in 2008)
Robert E. Koski	76	Director (term expiring in 2006)
Ferdinand E. Megerlin	66	Director (term expiring in 2007), and a member of the Audit and Compensation Committees
Hirokatsu Sakamoto	61	Director (term expiring in 2005), Nominee for Director (term expiring in 2008), and a member of the Nominating Committee
David N. Wormley	65	Director (term expiring in 2005), Nominee for Director (term expiring in 2008), and a member of the Compensation and Nominating Committees

     Mr. Nixon joined the Company in January 1988, and served as its President and Chief Executive Officer from November 1988 until May 2000, at which time he was named Chairman of the Board. From September 1985 to January 1988, he served as Vice President of Cross & Trecker Corporation and was President of Warner & Swasey Company, its wholly-owned subsidiary. From 1964 to 1985, he served in various management capacities with Brown & Sharpe Manufacturing Corporation, most recently as Vice President of its fluid power division and President of Double A Products Company, its wholly-owned subsidiary. Mr. Nixon is a graduate of Cornell University and the Harvard Business School, and is Past Chairman of the Board of the National Fluid Power Association. Mr. Nixon has over 36 years experience in the fluid power industry.

     Mr. Carlson joined the Company in March 1996 and served as Vice President from January 2000 until May 2000, when he was named President and Chief Executive Officer. From October 1977 to March 1996, Mr. Carlson held various engineering, marketing and management positions for Vickers Incorporated, a wholly-owned subsidiary of Trinova Corporation. He is a graduate of the Milwaukee School of Engineering and the Advanced Management Program at the Harvard Business School. Mr. Carlson has over 33 years experience in the fluid power industry.

     Mr. Cooper joined the Company in December 1990 as an engineer and has been Engineering Manager since September 1991. From August 1987 to December 1990, he was Engineering Manager, Mobile Valves, of Vickers, Incorporated, a wholly-owned subsidiary of Trinova Corporation, and from September 1979 to August 1986, he served as Vice President of Engineering for Double A Products Company. Mr. Cooper is an engineering graduate of Willesden College of Technology, London, England. Mr. Cooper has over 35 years experience in the fluid power industry.

     Mr. Dobbyn joined the Company in October 1995 and was named Chief Financial Officer in July 1996. From June 1995 to October 1995, Mr. Dobbyn served as the Controller of Protek Electronics. From July 1994 to June 1995, he served as the Fiscal Director of a non-profit child care agency. From September 1984 to July 1994, Mr. Dobbyn was Senior Vice President-Finance and Administration for Loral Data Systems, formerly Fairchild Weston Systems, a Schlumberger company. Mr. Dobbyn is a Certified Public Accountant and a graduate of Boston College.

     Mr. Robson has served as a Director of Sun Hydraulics Limited, Coventry, England, since May 1993, and has been employed by the Company as the General Manager of its United Kingdom operations since 1982. Mr. Robson is a Chartered Engineer and a graduate of Coventry University. Mr. Robson has over 37 years experience in the fluid power industry.

     Dr. Bertoneche holds a chair as Professor in Business Administration at the University of Bordeaux in France, and was been on the Faculty of INSEAD, the European Institute of Business Administration in Fontainebleau, France, for more than 20 years. He is a Visiting Professor at the Harvard Business School and an Associate Fellow at the University of Oxford. He is a graduate of University of Paris and earned his MBA and PhD from Northwestern University. Dr. Bertoneche has served as a Director of the Company since August 2001.

     Mr. Kahler retired as the President, CEO and a Director of Cincinnati Incorporated as of February 28, 2005. Mr. Kahler served in various management positions with Cincinnati Incorporated since 1989. He is a graduate of Carnegie-Mellon University and the Harvard Business School. Mr. Kahler has served as a Director of the Company since May 1998.

     Ms. Koski founded Koski Consulting Group, Inc. in June 2001 to work with start-up companies in the area of business strategy and marketing. In May 2001, Ms. Koski completed an Executive MBA degree from Southern Methodist University. From 1980 through 2000, Ms. Koski held various positions in sales, product management, purchasing, sales management, and international marketing management with Celanese A.G. or its former affiliates, including Celanese Ltd., Hoechst AG and Hoechst Celanese Chemical Group Ltd. Ms. Koski has served as a Director of the Company since May 2000.

     Mr. Koski is a co-founder of the Company and served as its Chairman of the Board from the Company’s inception in 1970 until his retirement as an executive officer in May 2000. He was also its President and Chief Executive Officer from 1970 until November 1988. He is a graduate of Dartmouth College and past Chairman of the Board of the National Fluid Power Association. Mr. Koski has over 40 years experience in the fluid power industry, and has served as Chairman of the Fluid Power Systems and Technology Division of the American Society of Mechanical Engineers, and as a member of the Board of Directors of the National Association of Manufacturers.

     Dr. Megerlin retired in March 2003 as a member of the Executive Board of Linde AG and Chairman and Managing Director of the Linde Material Handling Division of Aschaffenburg, Germany. Prior to such time, he also was Chairman of Linde’s U.S. subsidiaries Linde Hydraulics Corp., Canfield, Ohio, and Linde Lift Truck Corp., Sommerville, South Carolina. Within VDMA, Germany’s association for mechanical and plant engineering, Dr. Megerlin formerly was Chairman and now serves as a member of the Executive Board of the German Fluid Power Association. He is a mechanical engineer and received his Dipl-Ing (M.S.) degree from the Technical University of Karlsruhe, Germany, and his Dr.-Ing. (Ph.D.) from TH Aachen, Germany. Dr. Megerlin has over 31 years of experience in the fluid power industry. Dr. Megerlin has served as a Director of the Company since May 1998.

     Mr. Sakamoto has been the President of Kawasaki Precision Machinery, Ltd. since October 2002. From April 2000 to September 2002, he served as the General Manager of the Precision Machinery Division of Kawasaki Heavy Industries Ltd., and from July 1998 through March 2000, he was Deputy General Manager of the Precision Machinery Division of Kawasaki Heavy Industries Ltd. Mr. Sakamoto has served in various management positions with Kawasaki Heavy Industries Ltd. since entering its engineering department in April 1968. He is a graduate of Kyoto Institute of Technology, and an executive board member of The Japan Fluid Power System Society since April 2002. Mr. Sakamoto has over 37 years of experience in the fluid power industry. Mr. Sakamoto has served as a Director of the Company since June 2003.

     Dr. Wormley is the Dean of the Engineering School at Pennsylvania State University, where he has taught since 1992. He previously was a member of the engineering faculty at the Massachusetts Institute of Technology. Dr. Wormley has served as a Director of the Company since December 1992. He is an engineer and earned his Ph.D. from the Massachusetts Institute of Technology. He has served as a Director of the Company since December 1992.

Independence and Committees of the Board of Directors

     Independence of Directors. At its meeting in March 2005, the Board undertook a review of Director independence and considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any relationships or transactions were inconsistent with a determination that a Director is independent within the meaning of the rules of the Nasdaq Stock Market and, for audit committee members, also independent within the meaning of the rules of the Securities and Exchange Commission. The Board determined that a majority of the Directors of the Company (Messrs. Bertoneche, Kahler, Megerlin, Sakamoto and Wormley) qualify as independent and that none of them has any material relationship with the Company that might interfere with the exercise of their independent judgment.

     The Board of Directors has the standing committees listed below.

Audit Committee.

     The Audit Committee, which consists of John Kahler, Ferdinand Megerlin, and Marc Bertoneche, held seven meetings in 2004. The Board of Directors has determined, under applicable SEC and NASDAQ rules, that all of the members of the Audit Committee are independent and that Mr. Bertoneche meets the qualifications as an Audit Committee Financial Expert and he has been so designated. The functions of the Audit Committee are to select the independent public accountants who will prepare and issue an audit report on the annual financial statements of the Company, to establish the scope of and the fees for the prospective annual audit with the independent public accountants, to review the results thereof with the independent public accountants, to review and approve non-audit services of the independent public accountants, to review compliance with existing major accounting and financial policies of the Company, to review the adequacy of the financial organization of the Company, to review management’s procedures and policies relative to the adequacy of the Company’s internal accounting controls, to review compliance with federal and state laws relating to accounting practices and to review and approve transactions, if any, with affiliated parties. The Audit Committee also is responsible for review of management’s monitoring of the Company’s compliance with its code of ethics and the periodic review and update of the code. The code of ethics is available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

     The Audit Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to the Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

Compensation Committee.

     The Compensation Committee, which consists of David Wormley, Ferdinand Megerlin, and John Kahler, reviews, approves and recommends to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, administers the Company’s restricted stock and stock option plans and carries out the responsibilities required by the rules of the Securities and Exchange Commission. The Committee met four times during 2004.

     The Compensation Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to the Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

Nominating Committee.

     The Nominating Committee, which consists of John Kahler, Hirokatsu Sakamoto, and David Wormley held three meetings in 2004. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board, and for selecting the director nominees to stand for election at each annual meeting of shareholders.

     In March 2004, the Board adopted a Statement of Policy Regarding Director Nominations, setting forth qualifications of Directors, procedures for identification and evaluation of candidates for nomination, and procedures for recommendation of candidates by shareholders. As set forth in the Statement of Policy, a candidate for Director should meet the following criteria:

•	must, above all, be of proven integrity with a record of substantial achievement;

•	must have demonstrated ability and sound judgment that usually will be based on broad experience;

•	must be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings and the annual shareholders’ meeting;

•	must possess a judicious and somewhat critical temperament that will enable objective appraisal of management’s plans and programs; and

•	must be committed to building sound, long-term Company growth.

     Other than the foregoing, the Board does not believe there is any single set of qualities or skills that an individual must possess to be an effective Director or that it is appropriate to establish any specific, minimum qualifications for a candidate for election as a Director. Rather, the Committee will consider each candidate in light of the strengths of the other members of the Board of Directors and the needs of the Board and the Company at the time of the election.

     The Committee will take whatever actions it deems necessary under the circumstances to identify qualified candidates for nomination for election as a member of the Board of Directors, including the use of professional search firms, recommendations from Directors, members of senior management and security holders. All such candidates for any particular seat on the board shall be evaluated based upon the same criteria, including those set forth above and such other criteria as the Committee deems suitable under the circumstances existing at the time of the election.

     Shareholder recommendations for Nomination as a Director. In order for the Committee to consider a candidate recommended by a shareholder, the shareholder must provide to the Corporate Secretary, at least 120, but not more than 150, days prior to the date of the shareholders’ meeting at which the election of Directors is to occur, a written notice of such security holder’s desire that such person be nominated for election at the upcoming shareholders meeting; provided, however, that in the event that less than 120 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth business day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

     A shareholder’s notice of recommendation must set forth:

(a)	as to each person whom the shareholder proposes be considered for nomination for election as a Director,

(i)	the name, age, business address and residence address of the person,

(ii)	the principal occupation or employment of the person during the past five years,

(iii)	the number of shares of Company common stock beneficially owned by the person,

(iv)	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and

(v)	the consent of the person to serve as a Director, if so elected; and

(b)	as to the shareholder giving the notice

(i)	the name and record address of shareholder,

(ii)	the number of shares of Company common stock beneficially owned by the shareholder,

(iii)	a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person pursuant to which the nominations are to be made, and

(iv)	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named.

     The Nominating Committee is governed by a written charter approved by the Board of Directors, and the Statement of Policy Regarding Director Nominations described above. The charter and policy statement are available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to the Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

Director Compensation, Participation and Relationships

     Directors who are not officers of the Company are paid $4,000 for attendance at each meeting of the Board of Directors, as well as each meeting of each Board Committee on which they serve when the committee meeting is not held within one day of a meeting of the Board of Directors. In 2004, the Board of Directors adopted and the shareholders approved the Nonemployee Director Equity and Deferred Compensation Plan (the “Plan”) pursuant to which $1,500 of the $4,000 Director fee is paid in shares of Company stock under the Plan. Directors also may elect under the Plan to receive all or part of the remainder of their fees in Company stock and to defer receipt of their fees until a subsequent year. Directors also are reimbursed for their expenses incurred in connection with their attendance at meetings.

     The Board of Directors held four meetings during 2004. Each Director attended all of the meetings of the Board and of each committee of which he or she was a member in 2004.

     The Board of Directors, in March 2004, adopted a policy stating that it is in the best interests of the Company that all Directors and nominees for Director attend each annual meeting of the shareholders of the Company. The policy provides that the Board, in selecting a date for the annual shareholders meeting, will use its best efforts to schedule the meeting at a time and place that will allow all Directors and nominees for election as Directors at such meeting to attend the meeting. The policy further provides that an unexcused absence under the policy should be considered by the Nominating Committee in determining whether to nominate a Director for re-election at the end of his or her term of office. All of the Directors attended last year’s annual meeting of shareholders.

     No family relationships exist between any of the Company’s Directors and executive officers, except that Ms. Koski is the daughter of Mr. Koski. There are no arrangements or understandings between Directors and any other person concerning service as a Director.

Compensation Committee Interlocks and Insider Participation

     None.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company’s knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, all of them complied with the Section 16(a) filing requirements in 2004, except the following:

•	Richard J. Dobbyn filed one Form 5 statement reporting a gift of 65 shares.

•	John Kahler filed four Form 5 Statements reporting a total of 146 shares acquired in 13 transactions in which cash dividends in a trust for which his spouse is trustee were reinvested in Company stock.

•	Robert E. Koski filed one Form 4 statement reporting the sale of 100 shares by the Koski Family Limited Partnership.

•	Peter Robson filed four Form 4 Statements reporting four simultaneous option exercises and sale of shares.

Communications with the Board of Directors

     Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Sun Hydraulics Corporation, 1500 West University Parkway, Sarasota, Florida 34243. Under the process for such communications established by the Board of Directors, the Chairman of the Board reviews all such correspondence and regularly forwards it, or a summary of the correspondence, to all of the other members of the Board. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Additionally, correspondence that, in the opinion of the Chairman, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is forwarded to the Chair of the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 22, 2002, the Company entered into a standby Stock Repurchase Agreement with the Koski Family Limited Partnership, which owns approximately 31% of the outstanding shares of the Company’s common stock. Robert E. Koski and Christine Koski are Directors of the Company. Under the Agreement, the Company agreed to purchase up to $2,250,000 worth of Company common stock from the Koski Partnership on a one time basis, until June 22, 2004, at a per share price of the lower of $7.00 per share, or 15% less than the average closing price per share of the common stock for the 15 full trading days immediately preceding the closing date. The Agreement expired in June 2004 and the Company did not purchase any shares from the Koski Partnership during its term.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Consistent with its philosophy that it is desirable to change auditors periodically, on March 14, 2004 (the “Date of Dismissal”), the Audit Committee dismissed PricewaterhouseCoopers LLP as the Company’s principal accountant, effective upon its completion of its audit of the Company’s consolidated financial statements for the year ended December 27, 2003. PricewaterhouseCoopers’ audit reports on the Company’s consolidated financial statements for the fiscal years ended December 27, 2003, and December 28, 2002, contain no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two most recent fiscal years and the subsequent interim period through the Date of Dismissal, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused the firm to make a reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for any such periods. PricewaterhouseCoopers furnished the Company with a letter addressed to the Securities and Exchange Commission stating its agreement with the above statements. During the two most recent fiscal years and the subsequent interim period through the Date of Dismissal, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

     The Audit Committee appointed Grant Thornton LLP to report upon the financial statements of the Company for the year ended December 25, 2004. Those audited financial statements are included in the Company’s annual report to shareholders that has been provided to the shareholders along with this Proxy Statement. As of the date of this Proxy Statement, the Audit Committee has not engaged an auditor to audit and report on the financial statements of the Company for the year ended December 31, 2005. The Audit Committee anticipates that it will engage Grant Thornton for such audit work; however, it and Grant Thornton have not reached agreement on fees for such work. It is expected that a representative from Grant Thornton LLP will be in attendance at the Meeting. Such representative will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance.

Fees

	Grant Thornton LLP	PricewaterhouseCoopers LLP
	2004	2003
Audit Fees	$197,286	$153,550
Audit-Related Fees	—	—
Tax Fees	—	4,860
All Other Fees	—	—

     The Company incurred aggregate audit fees of $197,286 to Grant Thornton LLP during fiscal year 2004, and $153,550 to PricewaterhouseCoopers LLP during fiscal year 2003. These fees were for professional services rendered for the audit of the Company’s consolidated financial statements, the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal years 2004 and 2003, respectively, and the statutory audit of Sun Hydraulik Holdings Limited, Sun Hydraulics Corporation’s wholly-owned subsidiary for its European market operations, and Sun Hydraulics Limited, a wholly-owned subsidiary of Sun Hydraulik Holdings Limited.

     During fiscal year 2003, the Company incurred aggregate fees of $4,860 to PricewaterhouseCoopers LLP for services in connection with a sales tax audit of the Company by the State of Florida.

     The Audit Committee has not adopted any pre-approval policies and approves all engagements with the Company’s auditors prior to the performance of services by them. As a matter of policy, the Audit Committee has determined generally not to request any new non-audit services from its auditors.

AUDIT COMMITTEE REPORT

     The following report shall not be deemed to be incorporated by reference into any filings made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference, or to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

     Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards established by the Public Company Accounting Oversight Board and to issue a report thereon. The primary purpose of the Audit Committee is to oversee the Company’s financial reporting activities, as more fully described on page 5 of this Proxy Statement. The Audit Committee selects the Company’s independent accountants and meets with them to review and approve the scope of their audit, report, recommendations and fees. The Audit Committee met seven times during 2004.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 25, 2004, with the Company’s management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Grant Thornton LLP with that firm. The Audit Committee has considered the provision of services by Grant Thornton LLP covered in Audit Fees and Tax Services above and has determined that such services are compatible with the firm maintaining its independence from the Company.

     Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

John S. Kahler, Chairman
Marc Bertoneche
Ferdinand E. Megerlin

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 15, 2005, information as to the beneficial ownership of the Company’s Common Stock by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) Each Named Executive Officer of the Company, and (iv) all Directors and executive officers of the Company as a group.

	Amount and Nature
	of Beneficial	Percent of
Name and Address of Beneficial Owner (1)	Ownership (2)	Class
Robert E. Koski(3)(4)(5)	2,526,931	34.9%
Beverly Koski(3)(4)(5)	2,526,931	34.9%
Christine L. Koski(3)	2,323,235	32.1%
3525 Turtle Creek Boulevard #19B
Dallas, TX 75219
Robert C. Koski(3)(5)	2,285,543	31.6%
24 Lenox Pointe
Atlanta, GA 30324
Koski Family Limited Partnership	2,258,543	31.2%
3525 Turtle Creek Boulevard #19B
Dallas, TX 75219
Thomas L. Koski(3)	2,258,543	31.2%
100 Seaview Avenue #1F
East Norwalk, CT 06855
Royce & Associates, LLC(6)	607,900	8.4%
1414 Avenue of the Americas
New York, NY 10019
Rutabaga Capital Management(7)	495,404	6.8%
64 Broad Street
Boston, MA 02109
Clyde G. Nixon(8)	76,201	1.1%
Peter G. Robson(9)	4,334	*
Jeffrey Cooper(10)	34,906	*
Richard J. Dobbyn(11)	10,875	*
Allen J. Carlson(12)	37,445	*
Hirokatsu Sakamoto	397	*
David N. Wormley	4,470	*
John S. Kahler(13)	3,746	*
Ferdinand E. Megerlin	535	*
Marc Bertoneche	1,070	*
All Directors and Executive Officers
as a Group (12 persons)	2,765,602	38.2%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the persons listed who own more than 5% of the Company’s Common Stock is 1500 West University Parkway, Sarasota, Florida 34243.

(2)	This column sets forth shares of the Company’s Common Stock which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the Securities and Exchange Commission. Except as otherwise indicated, the persons listed have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent such power may be shared with a spouse.

(3)	Includes 2,258,543 shares owned by the Koski Family Limited Partnership, over which Christine L. Koski, Robert C. Koski, Thomas L. Koski, Robert E. Koski and Beverly Koski share voting and investment power as the general partners in the Partnership. Christine L. Koski, Robert C. Koski and Thomas L. Koski are the adult children of Robert E. Koski and Beverly Koski.

(4)	Includes 141,215 shares owned by Beverly Koski and 100,173 shares owned by Robert E. Koski. Beverly Koski is the spouse of Robert E. Koski.

(5)	Includes 27,000 shares owned by the Koski Family Foundation, Inc., over which Robert E. Koski, Beverly Koski and Robert C. Koski share voting and investment power.

(6)	According to the Schedule 13G, filed March 6, 2004, by Royce & Associates, LLC.

(7)	According the Schedule 13G, filed March 4, 2003, by Rutabaga Capital Management.

(8)	Includes 29,522 shares in the Joan Nixon Trust.

(9)	Includes 4,334 shares of unvested restricted stock.

(10)	Includes 1,000 shares subject to currently exercisable options and 10,090 shares of unvested restricted stock.

(11)	Includes 933 shares subject to currently exercisable options and 8,656 shares of unvested restricted stock.

(12)	Includes 2,000 shares subject to currently exercisable options and 16,898 shares of unvested restricted stock.

(13)	Includes 500 shares owned by Mr. Kahler’s spouse and 2,345 shares owned in trust, of which Mrs. Kahler is the trustee and beneficiary.

EXECUTIVE COMPENSATION

Summary Compensation

     The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years for services in all capacities to the Company’s Chief Executive Officer and each of its four most highly compensated executive officers who earned more than $100,000 from the Company in 2004 under the rules of the Securities and Exchange Commission (the “Named Executive Officers”).

Summary Compensation Table

			Long Term Compensation
				Securities	Other Annual
Name and			Restricted	Underlying	Compen-
Principal Position	Year	Salary	Stock	Options/SARs (#)	sation (1)
Clyde G. Nixon	2004	$200,000	$—		$35,472	(2)
Chairman of the	2003	200,250	105,815		16,560	(2)
Board of Directors	2002	191,667	—		16,322	(2)

Allen J. Carlson	2004	$201,000	$59,996		$32,326
President and Chief	2003	180,250	105,613		11,040
Executive Officer	2002	173,250	32,600		9,491

Jeffrey Cooper	2004	$148,000	$16,673		$24,460
Engineering Manager	2003	143,250	69,989		9,082
	2002	138,233	32,600		10,558

Richard J. Dobbyn	2004	$150,000	$23,329		$24,086
Chief Financial Officer	2003	140,250	74,092		9,814
	2002	135,333	29,200		8,212

Peter G. Robson	2004	$143,077	$—		$25,264
General Manager,	2003	131,818	48,165		25,064
Sun Hydraulics Limited	2002	131,818	—		27,719

(1)	Except as otherwise noted, reflects primarily contributions made by the Company on behalf of the employee to the Company’s 401(k) plan and excess life insurance premiums.

(2)	Includes dues of $750.

Option/SAR Grants in Last Fiscal Year

Individual Grants
Number of
	Securities	Percent of
	underlying	Total Options
	options	Granted to	Exercise or		Potential Realizable Value at Assumed Annual Rates
	granted	Employees in	Base Price	Expiration	Of Stock Price Appreciation for Option Term (1)
Name	(#)	Fiscal Year	($/sh)	Date	5% ($)	10% ($)	0% ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Clyde G. Nixon	—	—	—	—	—	—	—
Allen J. Carlson	4,858	20.45%	$12.35	10/15/2014	$97,728	$155,615	$59,996
Jeffrey Cooper	1,350	5.68%	$12.35	10/15/2014	$27,158	$43,244	$16,673
Richard J. Dobbyn	1,889	7.95%	$12.35	10/15/2014	$38,001	$60,510	$23,329
Peter G. Robson	—	—	—	—	—	—	—

(1)	The options were granted on October 15, 2004, at an exercise price of $12.35, the closing price for the shares of Common Stock on the Nasdaq National Market on that date. The 5% and 10% assumed annual rates of stock price appreciation are provided in compliance with Regulation S-K under the Securities Exchange Act of 1934. The Company does not necessarily believe that these appreciation calculations are indicative of actual future stock option values or that the price of Common Stock will appreciate at such rates.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option Values

				Value of
				Unexercised
			Number of Securities	in-the-Money
			Underlying Unexercised	Options/SARs
			Options/SARs at Fiscal	at Fiscal
	Shares		Year-End (#)	Year-End ($)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable (1)
(a)	(b)	(c)	(d)	(e)
Clyde G. Nixon	24,765	263,198	74,781/4,000	$686,420/32,000
Allen J. Carlson	1,235	12,350	59,485/23,738	$305,683/205,668
Jeffrey Cooper	27,100	179,131	28,200/7,150	$71,594/61,199
Richard J. Dobbyn	47,000	189,756	2,200/7,889	$15,326/65,733
Peter G. Robson	46,109	194,437	—/1,000	$ —/6,750

(1)	Based upon the December 25, 2004, closing stock price of $15.85 per share, as reported on the Nasdaq National Market.

Equity Compensation Plan Information

     The following table summarizes the Company’s equity compensation plan information as of December 25, 2004. Information is included for both equity compensation plans approved by the Company’s shareholders and equity compensation plans not approved by the shareholders.

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
	warrants, and rights	warrants, and rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	315,184	$7.86	739,296
Equity compensation plans not approved by shareholders	—	—	300
Total	315,184	$7.86	739,596

     Equity compensation plans approved by shareholders include the 1996 Stock Option Plan, the 2001 Restricted Stock Plan, the Employee Stock Purchase Plan, and the 2004 Nonemployee Director Equity and Deferred Compensation Plan. All shares to be issued upon exercise in column (a) and the weighted average exercise price in column (b) represent shares issued under the 1996 Stock Option Plan. The number of securities available for future issuance in column (c) at December 25, 2004, were: 258,061 shares under the 1996 Stock Option Plan, 282,632 shares under the Employee Stock Purchase Plan, 121,344 shares under the 2001 Restricted Stock Plan, and 77,259 shares under the 2004 Nonemployee Director Equity and Deferred Compensation Plan.

     The only equity compensation plan not approved by shareholders was the 1999 Stock Award Plan. Three thousand shares were authorized for grant under the 1999 Stock Award Plan, which was approved by the Board of Directors on May 21, 1999. The general purpose of the Plan is to recognize and acknowledge extraordinary contributions of employees through the grant of shares of common stock, thereby providing them with a more direct stake in the future welfare of the Company and encouraging them to continue to demonstrate leadership and commitment to the Company. Subject to supervision by the Board and the provisions of the Plan, the Company’s president has the authority to determine the employees to whom awards shall be granted and the number of shares of common stock to be the subject of each award. As of December 25, 2004, there were 300 shares remaining for future grants, and there were no outstanding options, warrants, or rights associated with this plan.

     On November 29, 2004, The Company’s Board of Directors authorized the repurchase of up to $2.5 million of Company common stock to be completed no later than January 15, 2006. Stock will be repurchased periodically in the open market or through privately negotiated transactions, in accordance with the Stock Repurchase Plan. Market purchases will be made subject to restrictions relating to volume, price and timing in an effort to minimize the impact of the purchases on the market for the Company’s securities. The repurchased shares are retired and added to the Company’s authorized, but unissued, shares. The amount of the stock repurchases was set based upon the anticipated number of shares that will be required to fund the Company’s employee stock ownership plan and employee stock purchase plan through fiscal year 2005. In 2004, the Company repurchased 5,800 shares totaling approximately $82,800 under the Plan at an average price per share of $14.28.

     The following Compensation Committee Report and the information under the heading Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts, or to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

COMPENSATION COMMITTEE REPORT

     Pursuant to the Compensation Committee Charter approved by the Board of Directors on March 3, 2001, the Compensation Committee oversees the Company’s compensation program. The goals of the Company’s compensation program are to attract, retain, motivate and reward highly qualified management personnel and to provide them with long-term career opportunities. The Company’s compensation philosophy is to provide its executives with a competitive total compensation package which motivates superior job performance, the achievement of the Company’s business objectives, and the enhancement of shareholder value.

     Compensation of the Company’s executive officers is reviewed annually by the Compensation Committee. Changes proposed for these employees are evaluated and approved by the Compensation Committee on an individual basis. The Company’s general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other manufacturing companies, although the Company does not attempt to meet salary levels of such companies. Instead, the Committee sets overall compensation at a level it believes to be fair, based upon a subjective analysis of the individual executive’s experience and past and potential contributions to the Company. To assist in determining appropriate overall compensation, the Compensation Committee reviews information regarding revenues, income, and executive compensation for other public manufacturing companies and other businesses operating in Florida and the southeast United States. During 2003, the Committee engaged the services of an outside compensation consultant.

     During 2004, the Committee determined that the use of more restricted shares and fewer stock options under the long-term compensation program implemented in 2003 better satisfied the purposes for which such awards were intended. During 2004, the Committee also reviewed with management the Company’s global compensation practices, including employee benefits, in an effort to ensure that the Company maintains competitiveness locally in all its markets.

     Stock option grants and restricted stock awards to employees of the Company, including the Chief Executive Officer, are made at the discretion of the Compensation Committee pursuant to the Company’s 1996 Stock Option Plan and 2001 Restricted Stock Plan, respectively. Factors and criteria to be used by the Compensation Committee in the award of stock options and restricted stock include individual responsibilities, individual performance and direct and indirect contributions to the profitability of the Company.

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to a corporation’s key executive officers unless certain requirements are met, including that the compensation qualify as performance-based compensation. While the Compensation Committee may from time to time approve awards which would vest upon the passage of time or other compensation which would not result in qualification of those awards as performance-based compensation, it is not anticipated that compensation realized by any executive officer under any of the Company’s plans now in effect will result in a material loss of tax deductions.

COMPENSATION COMMITTEE

David N. Wormley, Chairman
John S. Kahler
Ferdinand E. Megerlin

Performance Graph

     The following graph compares cumulative total return among Sun Hydraulics Corporation, the Nasdaq Stock Market (U.S.) Index, the Russell 2000 Index, the Value Line Machinery Industry Stock Index and a peer group, from December 31, 1999, to December 24, 2004, assuming $100 invested in each on December 31, 1999. Total return assumes reinvestment of any dividends for all companies considered within the comparison. The stock price performance shown in the graph is not necessarily indicative of future price performance. The Company intends to remove the Nasdaq Stock Market (U.S.) Index from its comparison next year due to the fact that it contains small, medium and large capitalization (“cap”) stocks which compromises its use as a comparison to the Company’s stock, which is a micro-cap stock. The Company is adding this year the Russell 2000 Index which measures the performance of the 2,000 smallest cap companies in the Russell 3000 Index. The Company also intends to remove the peer group from its comparison next year and replace it with the Value Line Machinery Industry Stock Index. The companies in the peer group are Denison International plc, Moog Inc., The Oilgear Company and Sauer-Danfoss, Inc. The Company believes that the Value Line Machinery Industry Stock Index provides better information for comparative purposes given the larger size and mix of companies contained in such index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SUN HYDRAULICS CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE RUSSELL 2000 INDEX, THE VALUE LINE MACHINERY INDUSTRY STOCK GROUP AND A
PEER GROUP

* $100 invested on 1/1/00 in stock or on 12/31/99 in index-including reinvestment of dividends.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	1/00	12/00	12/01	12/02	12/03	12/04

SUN HYDRAULICS CORPORATION	100.00	103.99	122.66	133.28	144.58	327.68
NASDAQ STOCK MARKET (U.S.)	100.00	62.33	47.02	27.29	39.65	41.88
RUSSELL 2000	100.00	96.98	99.39	79.03	116.38	137.71
PEER GROUP	100.00	106.46	102.28	117.02	223.26	302.59
VALUE LINE MACHINERY INDUSTRY STOCK INDEX	100.00	104.16	97.94	81.38	137.27	149.78

OTHER BUSINESS

     Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for shareholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR THE 2006 PROXY STATEMENT
AND PRESENTATION AT THE 2006 ANNUAL MEETING

     Under SEC Rule 14a-8, in order for a shareholder proposal to be included in the Company’s Proxy Statement for the 2006 Annual Meeting, and under the Company’s Bylaws, for a matter to be considered at such meeting (other than the election of Directors), the shareholder proposal, together with certain other information specified in the Bylaws, must be submitted no later than December 30, 2005. Notice to the Company of a shareholder proposal submitted other than pursuant to Rule 14a-8 will be considered untimely, and the persons named in proxies solicited by the Board of Directors of the Company for its 2006 Annual Meeting may exercise discretionary voting power with respect to any such proposal, if received by the Company after March 11, 2006.

     Shareholder proposals should be submitted in writing to Gregory C. Yadley, Secretary, at 1500 West University Parkway, Sarasota, Florida 34243. A copy of the Company’s Bylaws will be provided upon request in writing to the Secretary.

By Order of the Board of Directors,

GREGORY C. YADLEY Secretary

Dated: April 29, 2005

SUN HYDRAULICS CORPORATION
1500 West University Parkway
Sarasota, FL 34243
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 11, 2005.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
    The undersigned, having received notice of the Annual Meeting of Shareholders of Sun Hydraulics Corporation to be held at 10:00 a.m., Eastern Daylight Savings Time, on Saturday, June 11, 2005, hereby designates and appoints Robert E. Koski and Clyde G. Nixon, and each of them with authority to act without the other, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.001 per share, of Sun Hydraulics Corporation that the undersigned is entitled to vote at such Meeting or at any adjournment thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.
    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of each of the Directors listed below.

1.	Election of Christine L. Koski, Hirokatsu Sakamoto and David N. Wormley, as Directors for a three-year term ending in 2008;

☐	FOR all nominees listed above (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided to the right:)

2.	In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.
(see reverse side)

    The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

Date

Date

Signature(s) in Box

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.